Exhibit 99.1

Allied Gaming & Entertainment Announces a Strategic Investment to Become
Largest Shareholder of Beijing Lianzhong Zhihe Technology Co.

Transaction significantly expands AGAE’s mobile games business and geographic reach and is expected to be immediately accretive

New York, NY (August 16, 2023) – Allied Gaming & Entertainment, Inc. (NASDAQ: AGAE) (the “Company” or “AGAE”), a global experiential entertainment company, today announced a strategic investment in Beijing Lianzhong Zhihe Technology Co. (“Zhihe”), a prominent mobile games developer and operator with proven distribution capabilities. AGAE will assume a controlling interest in the Board and become the Company’s largest shareholder.

Founded in Beijing in April, 2022, Zhihe has rapidly emerged as a trailblazing mobile games developer and operator, specializing in the innovation, research, development and operation of premium card and Mahjong casual games. Leveraging advanced in-game advertising strategies, Zhihe has efficiently generated substantial revenue streams. Within a relatively short period of time, Zhihe has established a premier leisure entertainment platform and community, which further solidifies its connection with customers, enhancing engagement and fostering enduring relationships.

“We are delighted to announce our strategic investment in Beijing Lianzhong Zhihe Technology Co.,” stated Yinghua Chen, AGAE’s Chief Executive Officer. “In just over a year, Zhihe has made remarkable strides in the expansive mobile games market, which will harmonize seamlessly with our strategic goals and the establishment of our subsidiary, Allied Mobile Entertainment (“AME”). Zhihe brings a compelling library of popular mobile games that will bring significant traction to AME, while also providing distribution channels for our current portfolio of casual mobile games that are in the process of testing and pre-public launching. We look forward to working with their leadership team to drive future value and realize the synergies of our businesses.”

In just nine months of operations in the fiscal year of 2022, Zhihe generated revenue of approximately $10 million (USD), with positive results in key financial areas, including EBITDA, operating cash flow and net income. Unaudited interim results for the first five months of 2023 indicate an upward trajectory in all key financial areas, including revenues.

Terms of Deal

On August 16, 2023, AME agrees to acquire 40% equity interests of Beijing Lianzhong Zhihe Technology Co. indirectly held by Ourgame International Holdings Limited, a major stockholder of AGAE, for approximately $7 million (USD), in cash. The acquisition is subject to customary closing conditions and is expected to close by the end of September 2023. For financial reporting purposes, the Company expects to consolidate the post-acquisition financial statements of Zhihe, which the Company believes will strengthen its financial performance measures and enhance value for its stockholders.

About Allied Gaming & Entertainment

Allied Gaming & Entertainment Inc. (Nasdaq: AGAE) is a global experiential entertainment company focused on providing a growing world of gamers with unique experiences through renowned assets, products and services. For more information, visit alliedgaming.gg.

Forward Looking Statements

This communication contains certain forward-looking statements under federal securities laws. Forward-looking statements may include our statements regarding our goals, beliefs, strategies, objectives, plans, including product and service developments, future financial conditions, results or projections or current expectations. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “intend” or “continue,” the negative of such terms, or other comparable terminology. These statements are subject to known and unknown risks, uncertainties, assumptions and other factors that may cause actual results to be materially different from those contemplated by the forward-looking statements. These forward-looking statements are not guarantees of future performance, conditions or results, and involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside our control, that could cause actual results or outcomes to differ materially from those discussed in these forward-looking statements. The inclusion of such information should not be regarded as a representation by the Company, or any person, that the objectives of the Company will be achieved. Important factors, among others, that may affect actual results or outcomes include: risks associated with our ability to execute on our business and strategic plans; the substantial uncertainties inherent in the acceptance of existing and future products and services; our ability to acquire and integrate new businesses and assets, the ability to retain key personnel;; general economic and market conditions impacting demand for our services;; our inability to enter into one or more future acquisition or strategic transactions using our cash reserve; and our ability, or a decision not to pursue strategic options for the esports business. You should consider the areas of risk described in connection with any forward-looking statements that may be made herein. The business and operations of AGAE are subject to substantial risks, which increase the uncertainty inherent in the forward-looking statements contained in this communication. Except as required by law, we undertake no obligation to release publicly the result of any revision to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. Further information on potential factors that could affect our business and results is described under “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2022, as filed with the SEC on March 24, 2023, as well as subsequent reports we file with the SEC. Readers are also urged to carefully review and consider the various disclosures we made in such Annual Report on Form 10-K and in subsequent reports with the SEC.

Investor Contact:

Tyler Drew

Addo Investor Relations

ir@alliedgaming.gg